UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2021 (August 17, 2021)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2021, Rockwell Automation, Inc. (the “Company”) completed the offering and sale of $600 million in aggregate principal amount of its 0.350% Notes due August 15, 2023 (the “2023 Notes”), $450 million in aggregate principal amount of its 1.750% Notes due August 15, 2031 (the “2031 Notes”) and $450 million in aggregate principal amount of its 2.800% Notes due August 15, 2061 (the “2061 Notes” and, together with the 2023 Notes and the 2031 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The net proceeds to the Company from the sale of the Notes, after deducting underwriter discounts and expenses, are approximately $1,486.8 million. The Company intends to use the net proceeds it received from the offering to partially fund the purchase price in the Company’s previously announced contemplated acquisition of Plex Systems Holdings, Inc. (the “Plex Acquisition”). Net proceeds may be temporarily invested before use.

The Notes were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (Registration Statement No. 333-228817) (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on December 14, 2018, as supplemented by the final prospectus supplement filed with the SEC on August 4, 2021.

The Notes were issued on August 17, 2021 pursuant to the Indenture, dated as of December 1, 1996 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to Mellon Bank, N.A.), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default. The Notes are expected to have the following terms.

The 2023 Notes will mature on August 15, 2023 and bear interest at a fixed rate of 0.350% per annum. The 2031 Notes will mature on August 15, 2031 and bear interest at a fixed rate of 1.750% per annum. The 2061 Notes will mature on August 15, 2061 and bear interest at a fixed rate of 2.800% per annum. The Company will pay interest on the Notes from August 17, 2021 semi-annually, in arrears, on February 15 and August 15 of each year, beginning February 15, 2022. The Notes will be unsecured and rank on a parity with all of the Company’s other existing and future unsecured indebtedness.

At its option, the Company may redeem the 2023 Notes at any time prior to August 15, 2022 (twelve months prior to the maturity date for the 2023 Notes), the 2031 Notes at any time prior to May 15, 2031 (three months prior to the maturity date for the 2031 Notes) and the 2061 Notes at any time prior to February 15, 2061 (six months prior to the maturity date for the 2061 Notes), in each case, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes to be redeemed if such Notes matured on August 15, 2022 (twelve months prior to the maturity date for the 2023 Notes), in the case of the 2023 Notes, May 15, 2031 (three months prior to the maturity date for the 2031 Notes), in the case of the 2031 Notes and February 15, 2061 (six months prior to the maturity date for the 2061 Notes), in the case of the 2061 Notes, in each case excluding interest accrued as of the redemption date, discounted to the redemption date on a semiannual basis at the applicable Treasury Rate (as defined in the Notes) plus 5 basis points in the case of the 2023 Notes, 10 basis points in the case of the 2031 Notes and 15 basis points in the case of the 2061 Notes.

(Page 2 of 5 Pages)

At its option, the Company may redeem the 2023 Notes at any time on and after August 15, 2022 (twelve months prior to the maturity date for the 2023 Notes), the 2031 Notes at any time on and after May 15, 2031 (three months prior to the maturity date for the 2031 Notes) and the 2061 Notes at any time prior to February 15, 2061 (six months prior to the maturity date for the 2061 Notes), in each case, in whole or in part, at 100% of the aggregate principal amount of the Notes to be redeemed, plus any accrued and unpaid interest on the Notes being redeemed.

If (i) the consummation of the Plex Acquisition does not occur prior to 5:00 p.m., New York City time, on January 31, 2022, (ii) the Company notifies the trustee and the holders of the 2031 Notes and 2061 Notes that the Company will not pursue the consummation of the Plex Acquisition or (iii) the merger agreement pursuant to which the Plex Acquisition is proposed to be consummated has been terminated without the consummation of the Plex Acquisition, the Company will be required to redeem all of the 2031 Notes and the 2061 Notes then outstanding on the date of this special mandatory redemption at 101% of the aggregate principal amount of such Notes then outstanding, plus accrued and unpaid interest to, but not including, the date of the special mandatory redemption.

If a change of control repurchase event (defined as the occurrence of both a change of control and a below investment grade rating event) occurs, holders of the Notes will have the right to require the Company to repurchase their Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest.

The above descriptions of certain terms and conditions of the 2023 Notes, the 2031 Notes and the 2061 Notes are qualified by reference to the full texts of the form of 2023 Notes, form of 2031 Notes and form of 2061 Notes, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Indenture, a copy of which was filed as Exhibit 4-a to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-43071), and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the offer and sale of the Notes pursuant to the Registration Statement, the Company is filing an opinion and consent of counsel with respect to the Notes as Exhibits 5 and 23 for incorporation by reference into the Registration Statement.

(Page 3 of 5 Pages)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of certificate for the Company’s 0.350% Notes due August 15, 2023.

4.2	Form of certificate for the Company’s 1.750% Notes due August 15, 2031.

4.3	Form of certificate for the Company’s 2.800% Notes due August 15, 2061.

5	Opinion of Norton Rose Fulbright US LLP.

23	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5).

104	Cover Page Interactive Data File, formatted in inline XBRL.

(Page 4 of 5 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief People and
Legal Officer

Date: August 17, 2021

(Page 5 of 5 Pages)